Exhibit 99.2

AMAG PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 6, 2018, AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “AMAG”) completed its previously announced sale (the “Transaction”) of its wholly-owned subsidiary, CBR Acquisition Holdings Corp., a Delaware corporation (“CBR Holdings”), and its Cord Blood Registry® (CBR®) business to GI Chill Acquisition LLC, a Delaware limited liability company and affiliate of GI Partners, a private equity investment firm (together, “GI”). The Transaction was completed pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) between the Company and GI dated June 14, 2018, pursuant to which the Company agreed to sell CBR Holdings and the CBR business to GI on a cash-free, debt-free basis for $530.0 million in cash, subject to ordinary purchase price adjustments. The Company intends to use a majority of the net proceeds from the CBR sale to redeem the remaining $475.0 million aggregate principal amount of its 7.875% senior notes due 2023 (the “Notes”). The redemption date for the Notes is scheduled for September 5, 2018, at which time, the Company expects to pay an aggregate redemption price, including premium and accrued interest, of approximately $503.5 million.

The accompanying unaudited pro forma condensed consolidated balance sheet of AMAG as of June 30, 2018 is presented as if the disposition of CBR occurred as of June 30, 2018 and gives effect to the elimination of the historical CBR net assets due to the CBR sale, as well as other pro forma adjustments as described in the accompanying notes.

The accompanying unaudited pro forma condensed consolidated statements of operations of AMAG for the six months ended June 30, 2018 and for the fiscal year ended December 31, 2017 are presented as if the disposition of CBR occurred as of January 1, 2017 and give effect to the elimination of the historical CBR financial results due to the CBR sale, as well as other pro forma adjustments, as described in the accompanying notes. The accompanying unaudited pro forma condensed consolidated statements of operations of AMAG for the fiscal years ended December 31, 2016 and 2015 only give effect to the elimination of the historical CBR financial results as if the CBR sale had occurred as of January 1, 2015. AMAG acquired CBR on August 17, 2015. The 2015 results of operations attributable to CBR are eliminated from this date forward only.

The accompanying pro forma financial statements are based on information currently available and have been prepared using certain assumptions and estimates. These unaudited pro forma financial statements are intended for informational purposes only and the unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

These unaudited pro forma condensed consolidated financial statements have been derived from AMAG’s historical consolidated financial statements as of and for the fiscal years ended December 31, 2017, 2016 and 2015, and the interim unaudited period ended June 30, 2018. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with AMAG’s historical consolidated financial statements and related notes for the periods presented.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and balance sheet:

Historical

This column was derived from AMAG’s historical consolidated financial statements for the periods, and as of the date presented and does not reflect any adjustments related to the CBR sale or related events.

CBR Sale

This column was derived from AMAG’s historical consolidated financial statements and the related accounting records for the fiscal years ended December 31, 2017, 2016, and 2015 and the unaudited consolidated financial statements and accounting records as of and for the six months ended June 30, 2018 and reflects the elimination of the historical operating results of CBR. These amounts do not include allocations of corporate overhead expenses. The CBR Sale column of the unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 reflects the value of CBR assets and liabilities as of that date and also reflects the cash that would have been received if the closing of the CBR sale had occurred on that date.

Pro Forma Adjustments

This column reflects additional pro forma adjustments that are (1) directly attributable to the CBR sale, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on AMAG’s financial results. These adjustments are further described in the accompanying notes and relate to the Company’s intention to use a majority of the net proceeds from the CBR sale to redeem the remaining $475.0 million aggregate principal amount of the Notes assuming the redemption occurred as of June 30, 2018 for balance sheet purposes and on January 1, 2017 for statement of operations purposes.

AMAG Pharmaceuticals, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2018

(in thousands, except share and per share data)

	Historical	CBR Sale		Pro Forma Adjustments		AMAG Pro Forma
Current assets:
Cash and cash equivalents	$212,499	$571,900	(a)	$(515,558	)(d)	$268,841
Marketable securities	138,672	—		—		138,672
Accounts receivable, net	103,353	—		—		103,353
Inventories	30,674	—		—		30,674
Prepaid and other current assets	12,465	—		—		12,465
Assets held for sale	77,161	(77,161	)(b)	—		—
Total current assets	574,824	494,739		(515,558)		554,005
Property, plant and equipment, net	7,340	—		—		7,340
Goodwill	422,513	—		—		422,513
Intangible assets, net	261,692	—		—		261,692
Deferred tax asset	1,151	—		—		1,151
Restricted cash	495	—		—		495
Other long-term assets	103	—		—		103
Assets held for sale, net of current position	559,300	(559,300	)(b)	—		—
Total Assets	$1,827,418		$(64,561)	$(515,558)		$1,247,299

Current liabilities:
Accounts payable	$10,738	$—		$—		$10,738
Accrued expenses	194,053	—		(12,458	)(e)	181,595
Current portion of long-term debt	20,727	—		—		20,727
Current portion of acquisition-related contingent consideration	210	—		—		210
Deferred revenues	182	—		—		182
Liabilities held for sale	52,962	(52,962	)(b)			—
Total current liabilities	278,872	(52,962)		(12,458)		213,452
Long-term liabilities:
Long-term debt, net	466,906	—		(466,906	)(f)	—
Convertible notes, net	254,902	—		—		254,902
Acquisition-related contingent consideration	631	—		—		631
Other long-term liabilities	918	—		—		918
Non-current liabilities held for sale	98,285	(98,285	)(b)	—		—
Total Liabilities	1,100,514	(151,247)		(479,364)		469,903

Stockholders’ Equity
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized; none issued	—	—		—		—
Common stock, par value $0.01 per share, 117,500,000 shares authorized; 34,390,068 shares issued and outstanding at June 30, 2018	344	—		—		344
Additional paid-in capital	1,281,858	—		—		1,281,858
Accumulated other comprehensive loss	(4,295)	—		—		(4,295)
Accumulated deficit	(551,003)	86,686	(c)	(36,194	)(g)	(500,511)
Total Equity	726,904	86,686		(36,194)		777,396
Total Liabilities and Equity	$1,827,418		$(64,561)	$(515,558)		$1,247,299

AMAG Pharmaceuticals, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE 6 MONTHS ENDED JUNE 30, 2018

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		AMAG Pro Forma
Revenues:
Product sales, net	$263,567		$—		$263,567
Other revenues	75		—		75
Total revenues	263,642		—		263,642
Costs and expenses:
Cost of product sales	140,688		—		140,688
Research and development expenses	22,502		—		22,502
Acquired in-process research and development	20,000		—		20,000
Selling, general and administrative expenses	89,329		—		89,329
Total costs and expenses	272,519		—		272,519
Operating loss	(8,877)		—		(8,877)
Other income (expense):
Interest expense	(32,034)		(19,318	)(i)	(12,716)
Interest and dividend income	1,595		—		1,595
Other expense	(44)		—		(44)
Total other expense, net	(30,483)		(19,318)		(11,165)

Loss from continuing operations before income taxes	(39,360)		(19,318)		(20,042)
Income tax expense (benefit)	44,556		(748	)(j)	45,304
Net loss from continuing operations	$(83,916	)(h)		$(18,570)	$(65,346)

Net loss per share:
Basic and diluted net loss per share	$(2.45)				$(1.91)

Weighted average shares outstanding used to compute net loss per share:
Basic and diluted	34,261				34,261

AMAG Pharmaceuticals, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE 12 MONTHS ENDED DECEMBER 31, 2017

(in thousands, except per share data)

	Historical	CBR Sale		Pro Forma Adjustments		AMAG Pro Forma
Revenues:
Product sales, net	$495,645	$—		$—		$495,645
Service revenues, net	114,177	114,177	(k)			—
License fee, collaboration and other revenues	124	—		—		124
Total revenues	609,946	114,177		—		495,769
Costs and expenses:
Cost of product sales (excluding impairment)	161,349	—		—		161,349
Cost of services	21,817	21,817	(k)			—
Research and development expenses	75,017	—		—		75,017
Acquired in-process research and development	65,845	—		—		65,845
Selling, general and administrative expenses	259,933	81,782	(k)	—		178,151
Impairment of intangible assets	319,246	—		—		319,246
Total costs and expenses	903,207	103,599		—		799,608
Operating (loss) income	(293,261)	10,578		—		(303,839)
Other income (expense):
Interest expense	(68,382)	—		(40,180	)(i)	(28,202)
Loss on debt extinguishment	(10,926)	—		—		(10,926)
Interest and dividend income	2,810	—		—		2,810
Other expense	(335)	(265	)(k)	—		(70)
Total other expense, net	(76,833)	(265)		(40,180)		(36,388)

(Loss) income before income taxes	(370,094)	10,313		(40,180)		(340,227)
Income tax (benefit) expense	(170,866)	4,388	(k)	(15,344	)(j)	(159,910)
Net (loss) income	$(199,228)	$5,925		$(24,836)		$(180,317)

Net loss per share:
Basic and diluted net loss per share	$(5.71)					$(5.17)

Weighted average shares outstanding used to compute net loss per share:
Basic and diluted	34,907					34,907

AMAG Pharmaceuticals, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE 12 MONTHS ENDED DECEMBER 31, 2016

(in thousands, except per share data)

	Historical	CBR Sale		AMAG Pro Forma

Revenues:
Product sales, net	$432,170	$—		$432,170
Service revenues, net	99,604	99,604	(k)	—
License fee, collaboration and other revenues	317	—		317
Total revenues	532,091	99,604		432,487
Costs and expenses:
Cost of product sales (excluding impairment)	96,314	—		96,314
Cost of services	20,575	20,575	(k)	—
Research and development expenses	66,084	523	(k)	65,561
Selling, general and administrative expenses	249,870	80,402	(k)	169,468
Impairment of intangible assets	19,663	3,700	(k)	15,963
Restructuring expenses	715	374	(k)	341
Total costs and expenses	453,221	105,574		347,647
Operating income (loss)	78,870	(5,970)		84,840
Other income (expense):
Interest expense	(73,153)	—		(73,153)
Interest and dividend income	3,149	—		3,149
Other income	189	—		189
Total other expense, net	(69,815)	—		(69,815)

Income (loss) before income taxes	9,055	(5,970)		15,025
Income tax expense (benefit)	11,538	(1,633	)(k)	13,171
Net (loss) income	$(2,483)	$(4,337)		$1,854

Net (loss) income per share:
Basic net (loss) income per share	$(0.07)			$0.05
Diluted net (loss) income per share	$(0.07)			$0.05

Weighted average shares outstanding used to compute net (loss) income per share:
Basic	34,346			34,346
Diluted	34,346			34,833

AMAG Pharmaceuticals, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE 12 MONTHS ENDED DECEMBER 31, 2015

(in thousands, except per share data)

	Historical	CBR Sale		AMAG Pro Forma

Revenues:
Product sales, net	$341,816	$—		$341,816
Service revenues, net	24,132	24,132	(k)	—
License fee, collaboration and other revenues	52,328	—		52,328
Total revenues	418,276	24,132		394,144
Costs and expenses:
Cost of product sales	78,509	—		78,509
Cost of services	9,992	9,992	(k)	—
Research and development expenses	42,878	168	(k)	42,710
Selling, general and administrative expenses	160,309	29,182	(k)	131,127
Acquisition-related costs	11,232	—		11,232
Restructuring expenses	4,136	1,862	(k)	2,274
Total costs and expenses	307,056	41,204		265,852
Operating income (loss)	111,220	(17,072)		128,292
Other income (expense):
Interest expense	(53,251)	—		(53,251)
Loss on debt extinguishment	(10,449)	—		(10,449)
Interest and dividend income	1,512	11	(k)	1,501
Other expense	(9,188)	(15	)(k)	(9,173)
Total other expense, net	(71,376)	(4)		(71,372)

Income (loss) before income taxes	39,844	(17,076)		56,920
Income tax expense (benefit)	7,065	(5,699	)(k)	12,764
Net income (loss)	$32,779	$(11,377)		$44,156

Net income per share:
Basic net income per share	$1.04			$1.40
Diluted net income per share	$0.93			$1.25

Weighted average shares outstanding used to compute net income per share:
Basic	31,471			31,471
Diluted	35,308			35,308

Note 1. Description of Sale

On August 6, 2018, the Company completed its previously announced sale of CBR Holdings and its CBR business to GI. The Transaction was completed pursuant to the Purchase Agreement between the Company and GI dated June 14, 2018, pursuant to which the Company agreed to sell CBR Holdings and the CBR business to GI on a cash-free, debt-free basis for $530.0 million in cash, subject to ordinary purchase price adjustments. The Company intends to use a majority of the net proceeds from the CBR sale to redeem the remaining $475.0 million aggregate principal amount of its Notes. The redemption date for the Notes is scheduled for September 5, 2018, at which time, the Company expects to pay an aggregate redemption price, including premium and accrued interest, of approximately $503.5 million.

Note 2. Basis of Presentation

The historical condensed consolidated financial statements have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the CBR sale, (2) factually supportable, and, (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on AMAG’s results.

The unaudited pro forma condensed consolidated financial statements do not necessarily reflect what the consolidated Company’s financial condition or results of operations would have been had the transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

Note 3. Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(a)         Represents estimated cash proceeds, net of unpaid transaction costs, as if the CBR sale was completed on June 30, 2018.

Pro forma adjustments to Cash and cash equivalents (in millions):

Cash to be received, net	$582.3
Less: Unpaid transaction costs (1)	(10.4)
Net cash proceeds	$571.9

(b)         Represents the elimination of the assets and liabilities associated with the CBR business, which were reported as held for sale in the Company’s Form 10-Q filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 3, 2018.

(c)          Represents the estimated net gain on the sale of CBR. This amount does not reflect the final amount to be realized upon completion of the CBR sale, primarily as a result of the actual closing date being August 6, 2018 as opposed to June 30, 2018. The gain on the sale is not included in the unaudited pro forma condensed consolidated statements of operations, as this gain represents a material nonrecurring credit which results directly from the transaction.

Pro forma adjustments to Accumulated deficit (in millions):

Cash to be received, net	$582.3
Less: Net assets of CBR	(485.2)
Unpaid transaction costs(1)	(10.4)
Estimated gain before taxes	86.7
Estimated taxes	—
Estimated gain on sale, net of taxes	$86.7

(1) Net assets of CBR as of June 30, 2018 included $3.8 million of prepaid transaction costs. Total estimated transaction costs are $14.2 million.

(d)         Represents cash to be used to repay the outstanding principal, accrued but unpaid interest, and related repayment premium on the Notes. The $28.1 million premium is based on a redemption price of 105.906%, which reflects the premium to be paid at the repayment date. The premium associated with the repayment of the Notes is not reflected in the unaudited pro forma condensed consolidated statements of operations as the premium represents a material nonrecurring charge which results directly from the transaction.

Pro forma adjustments to Cash and cash equivalents (in millions):

Principal on the Notes	$475.0
Premium on repayment of the Notes	28.1
Accrued, unpaid interest	12.5
Total cash to be used for repayment	$515.6

(e)          Represents accrued, unpaid interest related to the Notes.

(f)           Represents the Notes, net of debt discount, issuance costs and other lender fees and expenses of $8.1 million, which the Company will repay on September 5, 2018 with the net proceeds from the CBR sale.

(g)          Represents the estimated loss on redemption of the Notes.

Pro forma adjustments to Accumulated deficit (in millions):

Premium on repayment of the Notes	$28.1
Write-off of unamortized debt issuance costs and debt discount	8.1
Loss on redemption	$36.2

Note 4. Unaudited Pro Forma Condensed Consolidated Statements of Operations Adjustments

(h)         Represents the operating results of the continuing business for the six months ended June 30, 2018 as the results of the CBR business were reported as discontinued operations in the Form 10-Q filed with the Commission on August 3, 2018.

(i)    Represents the elimination of interest expense on the Notes as described in footnote (d) above, which the Company will repay on September 5, 2018 with the net proceeds from the CBR sale.

(j)            Represents the tax effect of pro forma adjustments using the applicable statutory income tax rates in effect during the periods presented.

(k)         Represents the elimination of the revenues and expenses associated with the CBR business. Historical annual periods will be presented as discontinued operations beginning with the Company’s Form 10-K for the year ended December 31, 2018.